UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50421 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)
Registrant’s telephone number, including area code: (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Effective November 8, 2010, Conn’s, Inc. entered into an engagement letter with Stephens Inc. for the provision of financial advisory services in connection with the rights offering discussed below. A copy of the engagement letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 8.01. Other Events.
In connection with the previously announced rights offering by Conn’s, Inc. (the “Company”) of transferable subscription rights to the holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), to purchase approximately 9,259,390 shares of Common Stock, in the aggregate, the Company is filing the items included as exhibits (other than Exhibit 99.8) to this current report on Form 8-K for the purpose of incorporating such items as exhibits in the Company’s Registration Statement on Form S-3 (File No. 333-157390).
Additionally, on November 8, 2010, the Company issued a press release announcing the filing of a Prospectus Supplement to its Registration Statement. A copy of the press release is filed as Exhibit 99.8 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibits	Description

4.1	Form of Subscription Rights Certificate

5.1	Opinion of Fulbright & Jaworski L.L.P. regarding the validity of the common stock being issued in connection with the rights offering

10.1	Form of Engagement Letter, dated November 8, 2010, between Conn’s, Inc. and Stephens, Inc.

23.1	Consent of Fulbright & Jaworski L.L.P. (included as part of Exhibit 5.1)

99.1	Form of Instructions as to Use of Subscription Rights Certificates

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Stockholders Who are Recordholders

99.4	Form of Letter to Nominee Holders Whose Clients are Beneficial Holders

99.5	Form of Letter to Clients of Nominee Holders

99.6	Nominee Holder Certification

99.7	Beneficial Owner Election Form (included as part of Exhibit 99.5)

99.8	Press Release, dated November 8, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date: November 8, 2010	By:	/s/ Michael J. Poppe
		Name:	Michael J. Poppe
		Title:	Executive Vice President and Chief Financial Officer